February 2025 Registration Statement No. 333-265158 Pricing Supplement dated February 14, 2025 Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Callable Securities due August 19, 2026

Based on the Value of the Worst Performing of the iShares® MSCI Mexico ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Unlike conventional debt securities, the securities do not guarantee the payment of interest or the return of the full principal amount at maturity. Instead, the securities offer the opportunity for investors to receive a contingent quarterly payment equal to 3.075% of the stated principal amount with respect to each quarterly determination period if a coupon barrier event has not occurred during that determination period. However, if a coupon barrier event has occurred during a determination period, investors will not receive any contingent quarterly payment for that determination period. A coupon barrier event will occur with respect to a determination period if the closing price of any underlier is less than 70% of its initial underlier value, which we refer to as a downside threshold level, on any scheduled trading day during that determination period. In addition, on any contingent payment date (other than the final contingent payment date), we will have the right to redeem the securities at our discretion for an amount per security equal to the stated principal amount plus any contingent quarterly payment otherwise due. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underliers. If the securities are not redeemed prior to maturity and the final underlier value of each underlier is greater than or equal to its downside threshold level, the payment at maturity due on the securities will be equal to the stated principal amount plus any contingent quarterly payment otherwise due. However, if the securities are not redeemed prior to maturity and the final underlier value of any underlier is less than its downside threshold level, at maturity investors will lose 1% of the stated principal amount for every 1% that the final underlier value of the worst performing underlier is less than its initial underlier value. Under these circumstances, the amount investors receive will be less than 70% of the stated principal amount and could be zero. Because all payments on the securities are based on the worst performing of the underliers, a decline in the closing price of any underlier below its downside threshold level on any scheduled trading day during most or all of the determination periods will result in few or no contingent quarterly payments, and a decline in the closing price of any underlier below its downside threshold level on the final determination date will result in a significant loss of your investment, in each case, even if the other underliers appreciate or have not declined as much. The securities are for investors who are willing and able to risk their principal and forgo guaranteed interest payments, in exchange for the opportunity to potentially receive contingent quarterly payments at an above-market rate, subject to early redemption at our discretion. Investors will not participate in any appreciation of any underlier even though investors will be exposed to the depreciation in the value of the worst performing underlier if the securities have not been redeemed prior to maturity and the final underlier value of the worst performing underlier is less than its downside threshold level. Investors may lose their entire initial investment in the securities. The securities are unsecured and unsubordinated debt obligations of Barclays Bank PLC. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page 5 of this document) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Risk Factors” and “Consent to U.K. Bail-in Power” in this document and “Risk Factors” in the accompanying prospectus supplement.

FINAL TERMS
Issuer:	Barclays Bank PLC
Reference assets*:	iShares® MSCI Mexico ETF (the “EWW Fund”), iShares® Russell 2000 ETF (the “IWM Fund”) and SPDR® S&P 500® ETF Trust (the “SPY Fund”) (each an “underlier” and together the “underliers”)
Underlier	Bloomberg ticker	Initial underlier value(1)*	Downside threshold level(2)*
EWW Fund	EWW UP <Equity>	$52.67	$36.869
IWM Fund	IWM UP <Equity>	$225.97	$158.179
SPY Fund	SPY UP <Equity>	$609.70	$426.790
(1) With respect to each underlier, the closing price of that underlier on the pricing date (2) With respect to each underlier, 70% of its initial underlier value (rounded to three decimal places)
Aggregate principal amount:	$2,930,000
Stated principal amount:	$1,000 per security
Pricing date:	February 14, 2025
Original issue date:	February 20, 2025
Maturity date*†:	August 19, 2026
Contingent quarterly payment:

•

If a coupon barrier event has not occurred during a determination period, we will pay a contingent quarterly payment of $30.75 (3.075% of the stated principal amount) per security on the related contingent payment date with respect to that determination period.

•

If a coupon barrier event has occurred during a determination period, no contingent quarterly payment will be made with respect to that determination period.

Payment at maturity:

If the securities are not redeemed prior to maturity, you will receive on the maturity date a cash payment per security determined as follows:

•

If the final underlier value of each underlier is greater than or equal to its downside threshold level:

(i) stated principal amount plus (ii) any contingent quarterly payment otherwise due

•

If the final underlier value of any underlier is less than its downside threshold level:

stated principal amount × underlier performance factor of the worst performing underlier

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and will represent a loss of more than 30%, and possibly all, of an investor’s initial investment. Investors may lose their entire initial investment in the securities. Any payment on the securities, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

U.K. Bail-in Power acknowledgment:	Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page 5 of this document.
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per security	$1,000	$1,000	$12.50(2) $4.167(3)	$983.333
Total	$2,930,000.00	$2,930,000.00	$48,834.31	$2,881,165.69

(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is $974.80 per security. The estimated value is less than the initial issue price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page 4 of this document.

(2)	Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $12.50 for each security they sell. See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $4.167 for each security.

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the securities and hold such securities for investment for a period of at least 30 days. Accordingly, the total principal amount of the securities may include a portion that was not purchased by investors on the original issue date. Any unsold portion held by our affiliate(s) may affect the supply of securities available for secondary trading and, therefore, could adversely affect the price of the securities in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 14 of this document and beginning on page S-9 of the prospectus supplement. You should read this document together with the related prospectus, prospectus supplement and underlying supplement, each of which can be accessed via the hyperlinks below, before you make an investment decision.

The securities will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this document in the initial sale of the securities. In addition, Barclays Capital Inc. or another of our affiliates may use this document in market resale transactions in any of the securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this document is being used in a market resale transaction.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Prospectus dated May 23, 2022	Prospectus Supplement dated June 27, 2022	Underlying Supplement dated June 27, 2022

Contingent Income Callable Securities due August 19, 2026

Based on the Value of the Worst Performing of the iShares® MSCI Mexico ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Terms continued from previous page:
Coupon barrier event:

A coupon barrier event will occur with respect to a determination period if the closing price of any underlier is less than its downside threshold level on any scheduled trading day for that underlier during that determination period.

Notwithstanding the foregoing, if a market disruption event occurs with respect to an underlier on any scheduled trading day for that underlier during a determination period (other than a determination period-end date), the closing price of that underlier on that day will be disregarded for purposes of determining whether a coupon barrier event has occurred with respect to that determination period. For the avoidance of doubt, if any day during a determination period is a scheduled trading day for any underlier and no market disruption event occurs with respect to that underlier on that day, the calculation agent will observe the closing price of that underlier on that day for purposes of determining whether a contingent quarterly payment is payable, even if that day is not a scheduled trading day for any other underlier or a market disruption event has occurred with respect to any other underlier on that day.

Optional early redemption:	On any contingent payment date (other than the final contingent payment date), we will have the right to redeem the securities, in whole, but not in part, at our discretion, for the early redemption payment. If we decide to redeem the securities on a contingent payment date, we will give you notice on or before the immediately preceding determination period-end date. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underliers. No further payments will be made on the securities after they have been redeemed.
Early redemption payment:	The early redemption payment will be an amount per security equal to (i) the stated principal amount plus (ii) any contingent quarterly payment otherwise due.
Final underlier value*:	With respect to each underlier, the closing price of that underlier on the final determination date
Underlier performance factor:	With respect to each underlier, its final underlier value divided by its initial underlier value
Worst performing underlier:	The underlier with the lowest underlier performance factor
Determination periods:	The first determination period will consist of each day from but excluding the pricing date to and including the first determination period-end date. Each subsequent determination period will consist of each day from but excluding a determination period-end date to and including the next following determination period-end date.
Determination period-end dates†:	May 14, 2025, August 14, 2025, November 14, 2025, February 17, 2026, May 14, 2026 and August 14, 2026. We also refer to the final determination period-end date, August 14, 2026, as the final determination date.
Contingent payment dates†:	May 19, 2025, August 19, 2025, November 19, 2025, February 20, 2026, May 19, 2026 and the maturity date
Closing price*:	With respect to each underlier, closing price has the meaning set forth under “Reference Assets—Exchange-Traded Funds—Special Calculation Provisions” in the prospectus supplement.
Calculation agent:	Barclays Bank PLC
Additional terms:	Terms used in this document, but not defined herein, will have the meanings ascribed to them in the prospectus supplement.
CUSIP / ISIN:	06746AA94 / US06746AA945
Listing:	The securities will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)
*	If the shares of an underlier are de-listed or if an underlier is liquidated or otherwise terminated, the calculation agent may select a successor fund or, if no successor fund is available, may accelerate the maturity date. In addition, in the case of certain events related to an underlier, the calculation agent may adjust any variable, including but not limited to, that underlier and the initial underlier value, final underlier value, downside threshold level and closing price of that underlier if the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares of that underlier. For more information, see “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with an Exchange-Traded Fund as a Reference Asset” in the accompanying prospectus supplement.
†	Each determination period-end date may be postponed if that determination period-end date is not a scheduled trading day with respect to any underlier or if a market disruption event occurs with respect to any underlier on that determination period-end date as described under “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with an Exchange-Traded Fund That Holds Equity Securities as a Reference Asset” and “Reference Assets—Least or Best Performing Reference Asset—Scheduled Trading Days and Market Disruption Events for Securities Linked to the Reference Asset with the Lowest or Highest Return in a Group of Two or More Equity Securities, Exchange-Traded Funds and/or Indices of Equity Securities” in the accompanying prospectus supplement. In addition, a contingent payment date and/or the maturity date will be postponed if that day is not a business day or if the relevant determination period-end date is postponed as described under “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement.

Barclays Capital Inc.
February 2025	Page 2

Contingent Income Callable Securities due August 19, 2026

Based on the Value of the Worst Performing of the iShares® MSCI Mexico ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Additional Terms of the Securities

You should read this document together with the prospectus dated May 23, 2022, as supplemented by the prospectus supplement dated June 27, 2022 relating to our Global Medium-Term Notes, Series A, of which the securities are a part, and the underlying supplement dated June 27, 2022. This document, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

▪	Prospectus dated May 23, 2022: http://www.sec.gov/Archives/edgar/data/312070/000119312522157585/d337542df3asr.htm

▪	Prospectus supplement dated June 27, 2022: http://www.sec.gov/Archives/edgar/data/0000312070/000095010322011301/dp169388_424b2-prosupp.htm

▪	Underlying supplement dated June 27, 2022: http://www.sec.gov/Archives/edgar/data/0000312070/000095010322011304/dp169384_424b2-underl.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

February 2025	Page 3

Contingent Income Callable Securities due August 19, 2026

Based on the Value of the Worst Performing of the iShares® MSCI Mexico ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is less than the initial issue price of the securities. The difference between the initial issue price of the securities and our estimated value of the securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities. These other costs will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 40 days after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 14 of this document.

February 2025	Page 4

Contingent Income Callable Securities due August 19, 2026

Based on the Value of the Worst Performing of the iShares® MSCI Mexico ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the securities such shares, securities or obligations); (iii) the cancellation of the securities and/or (iv) the amendment or alteration of the maturity of the securities, or amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the securities further acknowledges and agrees that the rights of the holders or beneficial owners of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Risk Factors—Risks Relating to the Issuer—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

February 2025	Page 5

Contingent Income Callable Securities due August 19, 2026

Based on the Value of the Worst Performing of the iShares® MSCI Mexico ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Investment Summary

Contingent Income Callable Securities

Principal at Risk Securities

The Contingent Income Callable Securities due August 19, 2026 Based on the Value of the Worst Performing of the iShares® MSCI Mexico ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust, which we refer to as the securities, provide an opportunity for investors to receive a contingent quarterly payment, which is an amount equal to $30.75 (3.075% of the stated principal amount), with respect to each quarterly determination period if a coupon barrier event has not occurred during that determination period. However, if a coupon barrier event has occurred during a determination period, investors will not receive any contingent quarterly payment for that determination period. A coupon barrier event will occur with respect to a determination period if the closing price of any underlier is less than 70% of its initial underlier value, which we refer to as a downside threshold level, on any scheduled trading day during that determination period. The closing price of at least one of the underliers could be below its downside threshold level on any scheduled trading day during most or all of the determination periods so that you receive few or no contingent quarterly payments over the term of the securities.

On any contingent payment date (other than the final contingent payment date), we will have the right to redeem the securities at our discretion for an early redemption payment equal to the stated principal amount plus any contingent quarterly payment otherwise due. If the securities are redeemed prior to maturity, investors will receive no further contingent quarterly payments. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underliers. At maturity, if the securities have not previously been redeemed and the final underlier value of each underlier is greater than or equal to its downside threshold level, the payment at maturity will be equal to the stated principal amount plus any contingent quarterly payment otherwise due. However, if the securities have not previously been redeemed and the final underlier value of any underlier is less than its downside threshold level, investors will lose 1% of the stated principal amount for every 1% that the final underlier value of the worst performing underlier is less than its initial underlier value. Under these circumstances, the amount investors receive will be less than 70% of the stated principal amount and could be zero. Investors in the securities must be willing and able to accept the risk of losing their entire initial investment based on the performance of the worst performing underlier and also the risk of not receiving any contingent quarterly payment throughout the entire term of the securities. In addition, investors will not participate in any appreciation of any underlier.

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Contingent Income Callable Securities due August 19, 2026

Based on the Value of the Worst Performing of the iShares® MSCI Mexico ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Key Investment Rationale

The securities are for investors who are willing and able to risk their principal and forgo guaranteed interest payments, in exchange for the opportunity to potentially receive contingent quarterly payments at an above-market rate, subject to early redemption at our discretion. The securities offer investors an opportunity to receive a contingent quarterly payment of $30.75 (3.075% of the stated principal amount) with respect to each determination period if a coupon barrier event has not occurred during that determination period. In addition, the following scenarios reflect the potential payment on the securities, if any, upon an early redemption or at maturity:

Scenario 1

On any contingent payment date (other than the final contingent payment date), we redeem the securities.

▪

The securities will be redeemed for (i) the stated principal amount plus (ii) any contingent quarterly payment otherwise due.

▪

Investors will not participate in any appreciation of any underlier from its initial underlier value and will receive no further contingent quarterly payments.

Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underliers. It is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the expected interest payable on the securities is greater than the interest that would be payable on other instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, no further contingent quarterly payments will be made on the securities and you may be forced to reinvest in a lower interest rate environment. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities in a comparable investment with a similar level of risk in the event the securities are redeemed prior to the maturity date. On the other hand, we will be less likely to exercise our redemption right when the expected interest payable on the securities is less than the interest that would be payable on other instruments of a comparable maturity and credit rating trading in the market. Under these circumstances, it is also more likely that you will receive few or no contingent quarterly payments and that you will suffer a significant loss on your investment at maturity.

Scenario 2

The securities are not redeemed prior to maturity and the final underlier value of each underlier is greater than or equal to its downside threshold level.

▪

The payment due at maturity will be (i) the stated principal amount plus (ii) any contingent quarterly payment otherwise due.

▪

Investors will not participate in any appreciation of any underlier from its initial underlier value.

Scenario 3

The securities are not redeemed prior to maturity and the final underlier value of any underlier is less than its downside threshold level.

▪

The payment due at maturity will be equal to the stated principal amount times the underlier performance factor of the worst performing underlier. In this case, at maturity, the securities pay less than 70% of the stated principal amount and the percentage loss of the stated principal amount will be equal to the percentage decrease in the final underlier value of the worst performing underlier from its initial underlier value. For example, if the final underlier value of the worst performing underlier is 55% less than its initial underlier value, the securities will pay $450.00 per security, or 45% of the stated principal amount, for a loss of 55% of the stated principal amount. Investors will lose a significant portion and may lose all of their principal in this scenario.

February 2025	Page 7

Contingent Income Callable Securities due August 19, 2026

Based on the Value of the Worst Performing of the iShares® MSCI Mexico ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Selected Purchase Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

▪	You do not anticipate that the final underlier value of any underlier will be less than its downside threshold level on the final determination date, and you are willing and able to accept the risk that, if it is, you will lose a significant portion or all of the stated principal amount.

▪	You understand that a coupon barrier event will occur with respect to a determination period if the closing price of any underlier is less than its downside threshold level on any scheduled trading day during that determination period, and you are willing and able to accept the risk that, if a coupon barrier event occurs during a determination period, you will not receive any contingent quarterly payment for that determination period.

▪	You understand that the closing price of any underlier could be below its downside threshold level on any scheduled trading day during most or all of the determination periods, and you are willing and able to accept the risk that, if it is, you will receive few or no contingent quarterly payments over the term of the securities.

▪	You are willing and able to accept the individual market risk of each underlier and you understand that poor performance by any underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underliers.

▪	You are willing and able to forgo participation in any appreciation of any underlier, and you understand that any return on your investment will be limited to the contingent quarterly payments that may be payable on the securities.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the worst performing of the underliers, as explained in more detail in the “Risk Factors” section of this document.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the underliers or the securities held by the underliers, nor will you have any voting rights with respect to the underliers or the securities held by the underliers.

▪	You are willing and able to accept the risk that we may redeem the securities at our discretion prior to scheduled maturity, that it is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity if the securities are not redeemed at our discretion.

▪	You are willing and able to assume our credit risk for all payments on the securities.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the final underlier value of any underlier will be less than its downside threshold level on the final determination date, or you are unwilling or unable to accept the risk that, if it is, you will lose a significant portion or all of the stated principal amount.

▪	You are unwilling or unable to accept the risk that, if the closing price of any underlier is less than its downside threshold level on any scheduled trading day during a determination period, a coupon barrier event will occur with respect to that determination period and you will not receive any contingent quarterly payment for that determination period.

▪	You are unwilling or unable to accept that, if the closing price of any underlier is below its downside threshold level on any scheduled trading day during most or all of the determination periods, you will receive few or no contingent quarterly payments over the term of the securities.

▪	You are unwilling or unable to accept the individual market risk of each underlier or the risk that poor performance by any underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underliers.

▪	You seek exposure to any upside performance of the underliers or you seek an investment with a return that is not limited to the contingent quarterly payments that may be payable on the securities.

February 2025	Page 8

Contingent Income Callable Securities due August 19, 2026

Based on the Value of the Worst Performing of the iShares® MSCI Mexico ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the worst performing of the underliers, as explained in more detail in the “Risk Factors” section of this document.

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the underliers or the securities held by the underliers.

▪	You are unwilling or unable to accept the risk that we may redeem the securities at our discretion prior to scheduled maturity.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity if they are not redeemed at our discretion.

▪	You are unwilling or unable to assume our credit risk for all payments on the securities.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

You must rely on your own evaluation of the merits of an investment in the securities. You should reach a decision whether to invest in the securities after carefully considering, with your advisors, the appropriateness of the securities in light of your investment objectives and the specific information set forth in this document, the prospectus, the prospectus supplement and the underlying supplement. Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the appropriateness of the securities for investment.

February 2025	Page 9

Contingent Income Callable Securities due August 19, 2026

Based on the Value of the Worst Performing of the iShares® MSCI Mexico ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on whether we exercise our option to redeem the securities and on the closing price of each underlier on the scheduled trading days during the determination periods and on the final determination date.

Diagram #1: Contingent Payment Dates Prior to the Maturity Date

Diagram #2: Payment at Maturity If Not Redeemed Early at Our Option

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

February 2025	Page 10

Contingent Income Callable Securities due August 19, 2026

Based on the Value of the Worst Performing of the iShares® MSCI Mexico ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Hypothetical Examples

The numbers appearing in the following examples may have been rounded for ease of analysis. The examples below assume that the securities will be held until maturity or earlier redemption and do not take into account the tax consequences of an investment in the securities. The examples below are based on the following terms:*

Hypothetical Initial Underlier Values:	With respect to each underlier: $100.00
Hypothetical Downside Threshold Levels:	With respect to each underlier: $70.000, which is 70% of its hypothetical initial underlier value
Contingent Quarterly Payment:	$30.75 (3.075% of the stated principal amount)
Stated Principal Amount:	$1,000 per security

* Terms used for purposes of these hypothetical examples do not represent the actual initial underlier values or downside threshold levels applicable to the securities. In particular, the hypothetical initial underlier value of $100.00 for each underlier used in these examples has been chosen for illustrative purposes only and does not represent the actual initial underlier value for any underlier. Please see “iShares® MSCI Mexico ETF Overview,” “iShares® Russell 2000 ETF Overview” and “SPDR® S&P 500® ETF Trust Overview” below for recent actual values of the underliers. The actual initial underlier values and downside threshold levels applicable to the securities are set forth on the cover page of this document.

The examples below are based on the worst performing underlier during each determination period and on the final determination date, and assume that no market disruption event occurs with respect to any underlier during the term of the securities. We make no representation or warranty as to which of the underliers will be the worst performing underlier for the purpose of calculating the payment at maturity, if applicable, or as to what the closing price of any underlier will be on any scheduled trading day during any determination period. For purposes of the examples below, the “worst performing underlier” on any scheduled trading day during each determination period or on the final determination date will be the underlier with the largest percentage decline from its initial underlier value to its closing price on that scheduled trading day or the final determination date, as applicable.

In Examples 1 and 2, we redeem the securities on one of the contingent payment dates prior to the final contingent payment date. In Examples 3 and 4, the securities are not redeemed prior to, and remain outstanding until, maturity. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underliers.

February 2025	Page 11

Contingent Income Callable Securities due August 19, 2026

Based on the Value of the Worst Performing of the iShares® MSCI Mexico ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

	Example 1				Example 2
Determination Periods	Hypothetical Lowest Closing Price of Worst Performing Underlier during Determination Period	Did a Coupon Barrier Event Occur during Determination Period?	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)	Hypothetical Lowest Closing Price of Worst Performing Underlier during Determination Period	Did a Coupon Barrier Event Occur during Determination Period?	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)
#1	$100.00	No	—*	$1,030.75	$100.00	No	$30.75	N/A
#2	N/A	N/A	N/A	N/A	$50.00	Yes	$0	N/A
#3	N/A	N/A	N/A	N/A	$40.00	Yes	$0	N/A
#4	N/A	N/A	N/A	N/A	$90.00	No	$30.75	N/A
#5	N/A	N/A	N/A	N/A	$40.00	Yes	$0	$1,000.00
Final Determination Period	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Final Underlier Value of Worst Performing Underlier	N/A				N/A
Payment at Maturity	N/A				N/A

* If we redeem the securities, the early redemption payment will include any contingent quarterly payment otherwise due.

In Example 1, we redeem the securities on the contingent payment date following the first determination period. As a coupon barrier event did not occur during the first determination period, the early redemption payment you receive following the first determination period will include the contingent quarterly payment due with respect to that determination period, and the early redemption payment will be calculated as follows:

stated principal amount + contingent quarterly payment = $1,000 + $30.75 = $1,030.75

In this example, the optional early redemption feature limits the term of your investment to approximately 3 months, and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments. Further, even if the worst performing underlier has appreciated significantly from its initial underlier value as of the first determination period-end date, upon early redemption you receive only $1,030.75 per security and will not benefit from the appreciation of any underlier.

In Example 2, we redeem the securities on the contingent payment date following the fifth determination period. As a coupon barrier event has not occurred during the first and fourth determination periods, you receive the contingent quarterly payment of $30.75 with respect to those determination periods. Because a coupon barrier event has occurred with respect to the fifth determination period, the early redemption payment you receive following the fifth determination period will not include any contingent quarterly payment with respect to that determination period, and the early redemption payment will be equal to the stated principal amount of $1,000. Moreover, because a coupon barrier event occurred with respect to the second and third determination periods, no contingent quarterly payment is made with respect to those determination periods.

In this example, the optional early redemption feature limits the term of your investment to approximately 15 months, and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments.

February 2025	Page 12

Contingent Income Callable Securities due August 19, 2026

Based on the Value of the Worst Performing of the iShares® MSCI Mexico ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

	Example 3				Example 4
Determination Periods	Hypothetical Lowest Closing Price of Worst Performing Underlier during Determination Period	Did a Coupon Barrier Event Occur during Determination Period?	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)	Hypothetical Lowest Closing Price of Worst Performing Underlier during Determination Period	Did a Coupon Barrier Event Occur during Determination Period?	Contingent Quarterly Payment (per security)	Early Redemption Payment (per security)
#1	$50.00	Yes	$0	N/A	$55.00	Yes	$0	N/A
#2	$40.00	Yes	$0	N/A	$45.00	Yes	$0	N/A
#3	$35.00	Yes	$0	N/A	$40.00	Yes	$0	N/A
#4	$45.00	Yes	$0	N/A	$45.00	Yes	$0	N/A
#5	$30.00	Yes	$0	N/A	$50.00	Yes	$0	N/A
Final Determination Period	$50.00	Yes	$0	N/A	$40.00	Yes	$0	N/A
Final Underlier Value of Worst Performing Underlier	$50.00				$80.00
Payment at Maturity	$500.00				$1,000.00

Examples 3 and 4 illustrate the payment at maturity per security based on the final underlier value of the worst performing underlier.

In Example 3, the securities are not redeemed prior to maturity and a coupon barrier event has occurred during each determination period throughout the term of the securities. As a result, you do not receive any contingent quarterly payments during the term of the securities even if the closing prices of the other underliers on each scheduled trading day during the determination periods have appreciated or have not declined below their respective downside threshold levels and even if the closing price of the worst performing underlier on the determination period-end date for that determination period is greater than its downside threshold level. In addition, because the final underlier value of the worst performing underlier is less than its downside threshold level, at maturity, your initial investment is fully exposed to the decline in the closing price of the worst performing underlier. Thus, investors will receive a cash payment at maturity that is significantly less than the stated principal amount, calculated as follows:

($1,000 × underlier performance factor of the worst performing underlier)

= $1,000 × (final underlier value of the worst performing underlier / initial underlier value of the worst performing underlier)

= $1,000 × ($50.00 / $100.00) = $500.00

In this example, the cash payment you receive at maturity is significantly less than the stated principal amount.

In Example 4, the securities are not redeemed prior to maturity and a coupon barrier event has occurred during each determination period throughout the term of the securities. As a result, you do not receive any contingent quarterly payments with respect to any determination period even if the closing prices of the other underliers on each scheduled trading day during the determination periods have appreciated or have not declined below their respective downside threshold levels and even if the closing price of the worst performing underlier on the determination period-end date for that determination period is greater than its downside threshold level. In addition, the closing price of the worst performing underlier decreases to a final underlier value of $80.00. Although the final underlier value of the worst performing underlier is less than its initial underlier value, because the final underlier value of the worst performing underlier is still not less than its downside threshold level, you receive the stated principal amount at maturity. However, because a coupon barrier event has occurred during the final determination period, you will not receive a contingent quarterly payment with respect to the final determination period.

In this example, although the final underlier value of the worst performing underlier represents a decline of 20% from its initial underlier value, you receive the stated principal amount of $1,000 per security at maturity because the final underlier value of the worst performing underlier is not less than its downside threshold level.

February 2025	Page 13

Contingent Income Callable Securities due August 19, 2026

Based on the Value of the Worst Performing of the iShares® MSCI Mexico ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Risk Factors

An investment in the securities involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. Investing in the securities is not equivalent to investing directly in any or all of the underliers or the securities held by the underliers or composing the tracked indices (as defined below with respect to each underlier). Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” section of the prospectus supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the stated principal amount at maturity. Instead, if the securities have not been redeemed prior to maturity and if the final underlier value of any underlier is less than its downside threshold level, you will be exposed to the decline in the closing price of the worst performing underlier, as compared to its initial underlier value, on a 1-to-1 basis and you will receive for each security that you hold at maturity an amount in cash equal to the stated principal amount times the underlier performance factor of the worst performing underlier. Under these circumstances, your payment at maturity will be less than 70% of the stated principal amount and could be zero.

▪	You will not receive any contingent quarterly payment for any quarterly determination period if a coupon barrier event occurs on any scheduled trading day during that determination period with respect to any underlier. The terms of the securities differ from those of ordinary debt securities in that they do not provide for regular interest payments. Instead, a contingent quarterly payment will be made with respect to a determination period only if a coupon barrier event has not occurred during that determination period. A coupon barrier event will occur if the closing price of any underlier is less than its downside threshold level on any scheduled trading day during that determination period. If the closing price of at least one underlier is below its downside threshold level on any scheduled trading day during a determination period (i.e., if a coupon barrier event has occurred during that determination period), you will not receive a contingent quarterly payment with respect to that determination period even if the closing prices of the other underliers on each scheduled trading day during the determination periods have appreciated or have not declined below their respective downside threshold levels and even if each underlier closes above its downside threshold level on the determination period-end date for that determination period. Therefore, unless each underlier closes above its downside threshold level on each scheduled trading day during a determination period, you will not receive any contingent quarterly payment for that determination period. The closing price of the worst performing underlier could be below its downside threshold level on any scheduled trading day during most or all of the determination periods so that you receive few or no contingent quarterly payments over the term of the securities. If you do not receive sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	You will not participate in any appreciation in the value of any underlier. You will not participate in any appreciation in the value of any underlier from its initial underlier value even though you will be exposed to the depreciation in the value of the worst performing underlier if the securities have not been redeemed prior to maturity and the final underlier value of the worst performing underlier is less than its downside threshold level. The return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination period during which a coupon barrier event has not occurred.

▪	You are exposed to the market risk of each underlier, with respect to both the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of each underlier. Rather, it will be contingent upon the independent performance of each underlier. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlier. Poor performance by any underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underliers. To receive a contingent quarterly payment with respect to a determination period, each underlier must close at or above its downside threshold level on each scheduled trading day during that determination period. In addition, if the securities have not been redeemed early and any underlier has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlier over the term of the securities on a 1-to-1 basis, even if the other underliers have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the market risk of each underlier.

▪	Because the securities are linked to the performance of the worst performing underlier, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to just one underlier. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlier. With three underliers, it is more likely that any underlier will close below its downside threshold level on any scheduled trading day during any determination period than if the securities were linked to

February 2025	Page 14

Contingent Income Callable Securities due August 19, 2026

Based on the Value of the Worst Performing of the iShares® MSCI Mexico ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

only one underlier, and therefore it is more likely that you will not receive any contingent quarterly payments. In addition, with three underliers, it is more likely that any underlier will close below its downside threshold level on the final determination date than if the securities were linked to only one underlier, and therefore it is more likely that you will suffer a significant loss on your investment.

▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the optional early redemption feature of the securities. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underliers. It is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the expected interest payable on the securities is greater than the interest that would be payable on other instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, no further contingent quarterly payments will be made on the securities and you may be forced to reinvest in a lower interest rate environment. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities in a comparable investment with a similar level of risk in the event the securities are redeemed prior to the maturity date. On the other hand, we will be less likely to exercise our redemption right when the expected interest payable on the securities is less than the interest that would be payable on other instruments of a comparable maturity and credit rating trading in the market. Under these circumstances, it is also more likely that you will receive few or no contingent quarterly payments and that you will suffer a significant loss on your investment at maturity.

▪	Any payment on the securities will be determined based on the closing prices of the underliers on the dates specified. Any payment on the securities will be determined based on the closing prices of the underliers on the dates specified. You will not benefit from any more favorable values of the underliers determined at any other time.

▪	Contingent repayment of principal applies only at maturity or upon any early redemption. You should be willing and able to hold the securities to maturity or any early redemption. If you sell the securities prior to maturity in the secondary market, if any, you may have to sell the securities at a loss relative to your initial investment even if the price of each underlier is above its downside threshold level.

▪	The securities are subject to volatility risk. Volatility is a measure of the degree of variation in the prices of the underliers over a period of time. The contingent quarterly payment is determined based on a number of factors, including the expected volatility of the underliers. The contingent quarterly payment is higher than the fixed rate that we would pay on a conventional debt security of the same tenor and is higher than it otherwise would be if the level of expected volatility of the underliers taken into account in determining the terms of the securities were lower. As volatility of an underlier increases, there will typically be a greater likelihood that (a) the closing price of that underlier will be less than its downside threshold level during one or more determination periods and (b) the final underlier value of that underlier will be less than its downside threshold level.

Accordingly, you should understand that a higher contingent quarterly payment reflects, among other things, an indication of a greater likelihood that you will (a) not receive contingent quarterly payments with respect to one or more determination periods and/or (b) incur a loss of principal at maturity than would have been the case had the contingent quarterly payment been lower. In addition, actual volatility over the term of the securities may be significantly higher than the expected volatility at the time the terms of the securities were determined. If actual volatility is higher than expected, you will face an even greater risk that you will not receive contingent quarterly payments and/or that you will lose a significant portion or all of your principal at maturity for the reasons described above.

▪	Owning the securities is not equivalent to owning any or all underliers, the securities held by the underliers or the securities composing the tracked indices. The return on your securities may not reflect the return you would realize if you actually owned the underliers, the securities held by the underliers or the securities composing the tracked indices. For example, as a holder of the securities, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the underliers, the securities held by the underliers or the securities composing the tracked indices.

▪	Tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Additional provisions—Tax considerations” below.

Risks Relating to the Issuer

▪	Credit of issuer. The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

February 2025	Page 15

Contingent Income Callable Securities due August 19, 2026

Based on the Value of the Worst Performing of the iShares® MSCI Mexico ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

▪	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority. Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this document. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Underliers

▪	Certain features of the underliers will impact the value of the securities. The performance of each underlier will not fully replicate the performance of its tracked index, and each underlier may hold securities or other assets not included in its tracked index. The value of each underlier is subject to:

o	Management risk. This is the risk that the investment strategy for an underlier, the implementation of which is subject to a number of constraints, may not produce the intended results. Each underlier’s investment adviser may have the right to use a portion of that underlier’s assets to invest in shares of equity securities that are not included in its tracked index. Each underlier is not actively managed, and each underlier’s investment adviser will generally not attempt to take defensive positions in declining markets.

o	Derivatives risk. Each underlier may invest in derivatives, including forward contracts, futures contracts, options on futures contracts, options and swaps. A derivative is a financial contract, the value of which depends on, or is derived from, the value of an underlying asset such as a security or an index. Compared to conventional securities, derivatives can be more sensitive to changes in interest rates or to sudden fluctuations in market prices, and thus an underlier’s losses may be greater than if that underlier invested only in conventional securities.

o	Transaction costs and fees. Unlike the tracked indices, each underlier will reflect transaction costs and fees that will reduce its performance relative to its tracked index.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the factors described above. In addition, an underlier may diverge significantly from the performance of its tracked index due to differences in trading hours between that underlier and the securities composing its tracked index or other circumstances. During periods of market volatility, the component securities held by an underlier may be unavailable in the secondary market, market participants may be unable to calculate accurately the intraday net asset value per share of that underlier and the liquidity of that underlier may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in an underlier. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of an underlier. As a result, under these circumstances, the market value of an underlier may vary substantially from the net asset value per share of that underlier. Because the securities are linked to the performance of the underliers and not the tracked indices, the return on your securities may be less than that of an alternative investment linked directly to the tracked indices.

▪	Adjustments to an underlier or a tracked index could adversely affect the value of the securities or result in the securities being accelerated. The investment adviser of an underlier may add, delete or substitute the component securities held by that underlier or make changes to its investment strategy, and the sponsor of an tracked index may add, delete, substitute or adjust the securities composing that tracked index or make other methodological changes to that tracked index that could affect its performance. In addition, if the shares of an underlier are de-listed or if an underlier is liquidated or otherwise terminated, the calculation agent may select a successor fund that the calculation agent determines to be comparable to that underlier or, if no successor fund is available, the maturity date of the securities will be accelerated for a payment determined by the calculation agent. Any of these actions could adversely affect the value of the relevant underlier and, consequently, the value of the securities. Any amount payable upon acceleration could be significantly less than the amount(s) that would be due on the securities if they were not accelerated. However, if we elect not to accelerate the securities, the value of, and any amount payable on, the securities could be adversely affected, perhaps significantly. See

February 2025	Page 16

Contingent Income Callable Securities due August 19, 2026

Based on the Value of the Worst Performing of the iShares® MSCI Mexico ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

“Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with an Exchange-Traded Fund as a Reference Asset—Discontinuance of an Exchange-Traded Fund” in the accompanying prospectus supplement.

▪	Anti-dilution protection is limited, and the calculation agent has discretion to make anti-dilution adjustments. The calculation agent may in its sole discretion make adjustments affecting the amounts payable on the securities upon the occurrence of certain events that the calculation agent determines have a diluting or concentrative effect on the theoretical value of the shares of an underlier. However, the calculation agent might not make such adjustments in response to all events that could affect the shares of an underlier. The occurrence of any such event and any adjustment made by the calculation agent (or a determination by the calculation agent not to make any adjustment) may adversely affect the market price of, and any amounts payable on, the securities. See “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with an Exchange-Traded Fund as a Reference Asset—Anti-dilution Adjustments” in the accompanying prospectus supplement.

▪	Governmental legislative or regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental legislative or regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or an underlier, or engaging in transactions in them, and any such action could adversely affect the value of that underlier. These legislative or regulatory actions could result in restrictions on the securities or the de-listing of an underlier. You may lose a significant portion or all of your initial investment in the securities if an underlier is de-listed or if you are forced to divest the securities due to government mandates, especially if such de-listing occurs or such divestment must be made at a time when the value of the securities has declined. See “—Adjustments to an underlier or a tracked index could adversely affect the value of the securities or result in the securities being accelerated” above.

▪	There are risks associated with investments in securities linked to the value of non-U.S. equity securities in non-U.S. securities markets with respect to the EWW Fund. The component securities held by the EWW Fund are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

▪	The securities are subject to risks associated with emerging markets with respect to the EWW Fund. The component securities held by the EWW Fund have been issued by companies based in emerging markets. Emerging markets pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable financial markets and governments; may present the risks of nationalization of businesses; may impose restrictions on currency conversion, exports or foreign ownership and prohibitions on the repatriation of assets; may pose a greater likelihood of regulation by the national, provincial and local governments of the emerging market countries, including the imposition of currency exchange laws and taxes; and may have less protection of property rights, less access to legal recourse and less comprehensive financial reporting and auditing requirements than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions. The currencies of emerging markets may also be less liquid and more volatile than those of developed markets and may be affected by political and economic developments in different ways than developed markets. The foregoing factors may adversely affect the performance of companies based in emerging markets.

▪	The price of the EWW Fund is subject to currency exchange risk with respect to the U.S. dollar and the non-U.S. currencies represented in the EWW Fund. Because the price of the EWW Fund is related to the U.S. dollar value of the component securities held by the EWW Fund, the price of the EWW Fund will be exposed to the currency exchange rate risk with respect to each of the currencies in which the component securities held by the EWW Fund. An investor’s net exposure will depend on the extent to which each of those non-U.S. currencies strengthens or weakens against the U.S. dollar and the relative weight of the component securities denominated in those non-U.S. currencies. If, taking into account the relevant weighting, the U.S. dollar strengthens against those non-U.S. currencies, the price of the EWW Fund will be adversely affected and any payments on the securities determined based in part on the EWW Fund may be reduced.

Exchange rate movements for a particular currency are volatile and are the result of numerous factors, including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced

February 2025	Page 17

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Principal at Risk Securities

significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. Of particular importance to potential currency exchange risk are:

o	existing and expected rates of inflation;

o	existing and expected interest rate levels;

o	the balance of payments between the countries represented in the EWW Fund and the United States; and

o	the extent of governmental surpluses or deficits in the countries represented in the EWW Fund and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the EWW Fund, the United States and other countries important to international trade and finance.

▪	The securities are subject to small-capitalization companies risk with respect to the IWM Fund. The component securities held by the IWM Fund are issued by companies that are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies, and therefore securities linked to the IWM Fund may be more volatile than an investment linked to an exchange-traded fund that holds component securities issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

Risks Relating to Conflicts of Interest

▪	Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the securities. Hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities could adversely affect the values of the underliers and, as a result, could decrease the amount an investor may receive on the securities at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial underlier values and, as a result, the downside threshold levels, which are the prices at or above which the respective underliers must close on each scheduled trading day during a determination period in order for you to receive a contingent quarterly payment with respect to that determination period or, if the securities are not redeemed prior to maturity, the prices at or above which the respective underliers must close on the final determination date in order for you to avoid being exposed to the negative performance of the worst performing underlier at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the values of the underliers on any scheduled trading day during the determination periods or on the final determination date and, accordingly, whether investors will receive one or more contingent quarterly payments and, if the securities are not redeemed prior to maturity, the payment at maturity, if any.

▪	We and our affiliates, and any dealer participating in the distribution of the securities, may engage in various activities or make determinations that could materially affect your securities in various ways and create conflicts of interest. We and our affiliates play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the underliers or their components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, the selected dealer or its affiliates will have the option to conduct a material portion of the hedging activities for us in connection with the securities. The selected dealer or its affiliates would expect to realize a projected profit from such

February 2025	Page 18

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Principal at Risk Securities

hedging activities, and this projected profit would be in addition to any selling concession that the selected dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the selected dealer to sell the securities to you.

In addition to the activities described above, we will also act as the calculation agent for the securities. As calculation agent, we will determine any values of the underliers and make any other determinations necessary to calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including determining whether a market disruption event has occurred on any date that the value of an underlier is to be determined; if the shares of an underlier are de-listed or if an underlier is liquidated or otherwise terminated, selecting a successor fund or, if no successor fund is available, determining whether to accelerate the maturity date; and determining whether to adjust any variable described herein in the case of certain events related to an underlier that the calculation agent determines have a diluting or concentrative effect on the theoretical value of the shares of that underlier. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

▪	The securities will not be listed on any securities exchange, and secondary trading may be limited. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the securities in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price, if any, at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the securities (as described on the cover page of this document), which may inhibit the development of a secondary market for the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

▪	The market price of the securities will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the values of the underliers on any day will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of each underlier and the securities held by that underlier;

o	whether the closing price of any underlier has been, or is expected to be, below its downside threshold level on any scheduled trading day during any determination period or the final determination date;

o	correlation (or lack of correlation) of the underliers;

o	dividend rates on the underliers and on the securities held by the underliers;

o	interest and yield rates in the market;

o	time remaining until the securities mature;

o	supply and demand for the securities;

o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the securities held by the underliers and that may affect the final underlier values;

o	the exchange rates relative to the U.S. dollar with respect to each of the currencies in which the securities composing the EWW Fund trade; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “iShares® MSCI Mexico ETF Overview,” “iShares® Russell 2000 ETF Overview” and “SPDR® S&P 500® ETF Trust Overview” below. You may receive less, and possibly significantly less, than the stated principal amount if you try to sell your securities prior to maturity.

▪	The estimated value of your securities is lower than the initial issue price of your securities. The estimated value of your securities on the pricing date is lower than the initial issue price of your securities. The difference between the initial issue price of your securities and the estimated value of the securities is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection

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Principal at Risk Securities

with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities. These other costs will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

▪	The estimated value of your securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

▪	The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

▪	The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your securities and may be lower than the estimated value of your securities. The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the initial issue price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the maturity date could result in a substantial loss to you.

▪	The temporary price at which we may initially buy the securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your securities. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

February 2025	Page 20

Contingent Income Callable Securities due August 19, 2026

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Principal at Risk Securities

iShares® MSCI Mexico ETF Overview

According to publicly available information, the EWW Fund is an exchange-traded fund of iShares®, Inc., a registered investment company, that seeks to track the investment results, before fees and expenses, of a broad-based index composed of Mexican equities, which is currently the MSCI Mexico IMI 25/50 Index (with respect to the EWW Fund, the “tracked index”). The tracked index is a free float-adjusted market capitalization-weighted index that is designed to measure the performance of the large-, mid- and small-capitalization segments of the equity market in Mexico. For more information about the underlier, see “Exchange-Traded Funds—The iShares® ETFs” in the accompanying underlying supplement.

Information about the EWW Fund as of market close on February 14, 2025:

Bloomberg Ticker Symbol:	EWW UP <Equity>	52 Week High:	$70.57
Current Closing Price:	$52.67	52 Week Low:	$46.69
52 Weeks Ago (2/16/2024):	$67.30

The following table sets forth the published high, low and period-end closing prices of the EWW Fund for each quarter for the period of January 2, 2020 through February 14, 2025. The associated graph shows the closing prices of the EWW Fund for each day in the same period. The closing price of the EWW Fund on February 14, 2025 was $52.67. We obtained the closing prices of the EWW Fund from Bloomberg Professional® service (“Bloomberg”), without independent verification. Historical performance of the EWW Fund should not be taken as an indication of future performance. Future performance of the EWW Fund may differ significantly from historical performance, and no assurance can be given as to the closing price of the EWW Fund during the term of the securities, including on any scheduled trading day during a determination period or on the final determination date. We cannot give you assurance that the performance of the EWW Fund will not result in a loss on your initial investment. The closing prices below may have been adjusted to reflect certain actions, such as stock splits and reverse stock splits.

iShares® MSCI Mexico ETF	High	Low	Period End
2020
First Quarter	$48.01	$25.12	$28.35
Second Quarter	$36.27	$25.60	$31.88
Third Quarter	$34.68	$31.02	$33.36
Fourth Quarter	$43.59	$33.10	$42.99
2021
First Quarter	$45.09	$40.19	$43.83
Second Quarter	$49.94	$44.57	$47.99
Third Quarter	$51.11	$46.87	$48.26
Fourth Quarter	$50.68	$44.23	$50.60
2022
First Quarter	$54.97	$46.99	$54.97
Second Quarter	$55.36	$45.27	$46.59
Third Quarter	$48.66	$43.81	$44.23
Fourth Quarter	$54.27	$45.21	$49.45
2023
First Quarter	$60.31	$50.34	$59.53
Second Quarter	$64.34	$58.07	$62.18
Third Quarter	$65.36	$57.96	$58.23
Fourth Quarter	$68.82	$53.21	$67.85
2024
First Quarter	$69.31	$63.63	$69.31
Second Quarter	$70.57	$55.45	$56.61
Third Quarter	$61.75	$51.01	$53.71
Fourth Quarter	$55.47	$46.69	$46.82
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Principal at Risk Securities

iShares® MSCI Mexico ETF	High	Low	Period End
2025
First Quarter (through February 14, 2025)	$52.67	$46.84	$52.67

EWW Fund Historical Performance* January 2, 2020 to February 14, 2025

* The dotted line indicates the downside threshold level of 70% of the initial underlier value of the EWW Fund.

Past performance is not indicative of future results.

February 2025	Page 22

Contingent Income Callable Securities due August 19, 2026

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Principal at Risk Securities

iShares® Russell 2000 ETF Overview

According to publicly available information, the IWM Fund is an exchange-traded fund of iShares® Trust, a registered investment company, that seeks to track the investment results, before fees and expenses, of an index composed of small-capitalization U.S. equities, which is currently the Russell 2000® Index (with respect to the IWM Fund, the “tracked index”). The tracked index measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges and is designed to track the performance of the small-capitalization segment of the U.S. equity market. For more information about the IWM Fund, see “Exchange-Traded Funds—The iShares® ETFs” in the accompanying underlying supplement.

Information about the IWM Fund as of market close on February 14, 2025:

Bloomberg Ticker Symbol:	IWM UP <Equity>	52 Week High:	$242.40
Current Closing Price:	$225.97	52 Week Low:	$192.84
52 Weeks Ago (2/16/2024):	$201.66

The following table sets forth the published high, low and period-end closing prices of the IWM Fund for each quarter for the period of January 2, 2020 through February 14, 2025. The associated graph shows the closing prices of the IWM Fund for each day in the same period. The closing price of the IWM Fund on February 14, 2025 was $225.97. We obtained the closing prices of the IWM Fund from Bloomberg, without independent verification. Historical performance of the IWM Fund should not be taken as an indication of future performance. Future performance of the IWM Fund may differ significantly from historical performance, and no assurance can be given as to the closing price of the IWM Fund during the term of the securities, including on any scheduled trading day during a determination period or on the final determination date. We cannot give you assurance that the performance of the IWM Fund will not result in a loss on your initial investment. The closing prices below may have been adjusted to reflect certain actions, such as stock splits and reverse stock splits.

iShares® Russell 2000 ETF	High	Low	Period End
2020
First Quarter	$169.53	$99.90	$114.46
Second Quarter	$153.09	$104.62	$143.18
Third Quarter	$158.46	$139.07	$149.79
Fourth Quarter	$199.14	$152.18	$196.06
2021
First Quarter	$234.42	$193.50	$220.94
Second Quarter	$232.89	$211.85	$229.37
Third Quarter	$231.39	$211.73	$218.75
Fourth Quarter	$242.56	$212.12	$222.45
2022
First Quarter	$225.32	$191.52	$205.27
Second Quarter	$207.91	$163.90	$169.36
Third Quarter	$201.07	$164.17	$164.92
Fourth Quarter	$188.05	$166.81	$174.36
2023
First Quarter	$198.32	$170.25	$178.40
Second Quarter	$187.93	$170.40	$187.27
Third Quarter	$198.71	$174.36	$176.74
Fourth Quarter	$204.82	$162.21	$200.71
2024
First Quarter	$210.30	$189.48	$210.30
Second Quarter	$209.44	$192.84	$202.89
Third Quarter	$224.60	$200.87	$220.89
Fourth Quarter	$242.40	$216.13	$220.96
2025
First Quarter (through February 14, 2025)	$229.79	$216.83	$225.97
February 2025	Page 23

Contingent Income Callable Securities due August 19, 2026

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Principal at Risk Securities

IWM Fund Historical Performance* January 2, 2020 to February 14, 2025

* The dotted line indicates the downside threshold level of 70% of the initial underlier value of the IWM Fund.

Past performance is not indicative of future results.

February 2025	Page 24

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Principal at Risk Securities

SPDR® S&P 500® ETF Trust Overview

According to publicly available information, the SPY Fund is a registered investment company that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the S&P 500® Index (with respect to the SPY Fund, the “tracked index”). The tracked index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the SPY Fund, see “Exchange-Traded Funds—The SPDR® S&P 500® ETF Trust” in the accompanying underlying supplement.

Information about the SPY Fund as of market close on February 14, 2025:

Bloomberg Ticker Symbol:	SPY UP <Equity>	52 Week High:	$609.75
Current Closing Price:	$609.70	52 Week Low:	$495.16
52 Weeks Ago (2/16/2024):	$499.51

The following table sets forth the published high, low and period-end closing prices of the SPY Fund for each quarter for the period of January 2, 2020 through February 14, 2025. The associated graph shows the closing prices of the SPY Fund for each day in the same period. The closing price of the SPY Fund on February 14, 2025 was $609.70. We obtained the closing prices of the SPY Fund from Bloomberg, without independent verification. Historical performance of the SPY Fund should not be taken as an indication of future performance. Future performance of the SPY Fund may differ significantly from historical performance, and no assurance can be given as to the closing price of the SPY Fund during the term of the securities, including on any scheduled trading day during a determination period or on the final determination date. We cannot give you assurance that the performance of the SPY Fund will not result in a loss on your initial investment. The closing prices below may have been adjusted to reflect certain actions, such as stock splits and reverse stock splits.

SPDR® S&P 500® ETF Trust	High	Low	Period End
2020
First Quarter	$338.34	$222.95	$257.75
Second Quarter	$323.20	$246.15	$308.36
Third Quarter	$357.70	$310.52	$334.89
Fourth Quarter	$373.88	$326.54	$373.88
2021
First Quarter	$397.26	$368.79	$396.33
Second Quarter	$428.06	$400.61	$428.06
Third Quarter	$453.19	$424.97	$429.14
Fourth Quarter	$477.48	$428.64	$474.96
2022
First Quarter	$477.71	$416.25	$451.64
Second Quarter	$456.80	$365.86	$377.25
Third Quarter	$429.70	$357.18	$357.18
Fourth Quarter	$407.68	$356.56	$382.43
2023
First Quarter	$416.78	$379.38	$409.39
Second Quarter	$443.28	$404.36	$443.28
Third Quarter	$457.79	$425.88	$427.48
Fourth Quarter	$476.69	$410.68	$475.31
2024
First Quarter	$523.17	$467.28	$523.07
Second Quarter	$548.49	$495.16	$544.22
Third Quarter	$573.76	$517.38	$573.76
Fourth Quarter	$607.81	$567.80	$586.08
2025
First Quarter (through February 14, 2025)	$609.75	$580.49	$609.70
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Principal at Risk Securities

SPY Fund Historical Performance* January 2, 2020 to February 14, 2025

* The dotted line indicates the downside threshold level of 70% of the initial underlier value of the SPY Fund.

Past performance is not indicative of future results.

February 2025	Page 26

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Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the terms on the cover page of this document.

Additional provisions:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated Contingent Coupons” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

In determining our reporting responsibilities, if any, we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts with Associated Contingent Coupons” in the accompanying prospectus supplement. Our special tax counsel, Davis Polk & Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.

Sale, exchange or redemption of a security. Assuming the treatment described above is respected, upon a sale or exchange of the securities (including upon early redemption or redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities (assuming contingent quarterly payments are properly treated as ordinary income, consistent with the position referred to above). This gain or loss should be short-term capital gain or loss unless you hold the securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the securities at the issue price. The deductibility of capital losses is subject to limitations. If you sell your securities between the time your right to a contingent quarterly payment is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the contingent quarterly payment. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a determination period-end date but that can be attributed to an expected contingent quarterly payment could be treated as ordinary income. You should consult your tax advisor regarding this issue.

As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders. Insofar as we have responsibility as a withholding agent, we do not currently intend to treat contingent quarterly payments to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax

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Contingent Income Callable Securities due August 19, 2026

Based on the Value of the Worst Performing of the iShares® MSCI Mexico ETF, the iShares® Russell 2000 ETF and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

purposes (each an “Underlying Security”). Based on our determination that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel is of the opinion that these regulations should not apply to the securities with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.
Trustee:	The Bank of New York Mellon
Use of proceeds and hedging:

The net proceeds we receive from the sale of the securities will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the securities by taking positions in futures and options contracts on the underliers or the tracked indices and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the values of the underliers, the market value of the securities or any amounts payable on the securities. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Benefit Plan Investor Considerations” in the accompanying prospectus supplement.
Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the securities offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or application giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of July 12, 2024, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on July 12, 2024, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP, dated July 12, 2024, which has been filed as an exhibit to the report on Form 6-K referred to above.

This document represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying prospectus, prospectus supplement and underlying supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission for each security they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each security, in each case as specified on the cover page of this document.

We expect that delivery of the securities will be made against payment for the securities on the original issue date, which is more than one business day following the pricing date. Notwithstanding anything to the contrary in the accompanying prospectus supplement, under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, effective May 28, 2024, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement and should consult their own advisor.

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